Exhibit 16.1

Deloitte & Touche LLP
First National Tower
1601 Dodge Street, Ste. 3100
Omaha, NE 68102-9706
USA

Tel: +1 402 346 7788
www.deloitte.com

April 30, 2010

Securities and Exchange Commission
100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Terra Nitrogen Company, L.P.’s Form 8-K dated April 28, 2010, and have the following comments:

1.     We agree with the statements made in the second, third, fourth and fifth paragraphs.

2.     We have no basis which to agree or disagree with the statements made in the first and sixth paragraphs.

Yours truly,

/s/ Deloitte & Touche LLP